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                                                                 Exhibit 10.10

                           FIRST STERLING BANKS, INC.

                        1997 Directors Stock Option Plan

                             Stock Option Agreement
                             ----------------------

        THIS STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered
into effective as of the     day of     , by and between FIRST STERLING BANKS,
INC. (the "Company") and    , a resident of the State of Georgia
(the "Grantee"). This Option Agreement is entered into by the Company and the Grantee pursuant to First Sterling Banks, Inc. 1997 Directors Stock Option Plan (the "Plan"). The Plan is incorporated herein by reference and made a part of this Option Agreement. Defined terms in the Plan shall have the same definition herein.

1.      Stock Option

        The Company hereby grants to Grantee the option (the "Option") to
purchase     shares (the "Shares") of the Common Stock (the "Common Stock")
of the Company in accordance with the terms and subject to the restrictions hereinafter set forth.

        The Option has been granted on the date of this Option Agreement and
shall terminate on       unless sooner terminated in whole or in part as
follows:

        (a) The Option shall terminate on the date which is twelve (12) months from the date on which the Grantee ceases to be a Director unless he is immediately appointed an Emeritus Director, in which case the Option shall terminate on the date which is twelve (12) months from the date on which the Optionee ceases to be an Emeritus Director; provided that the Board may, in its discretion, extend either such date for an additional twelve (12) months.

        (b) The Option shall terminate on the date which is two (2) years from the date that the Grantee ceases to be a Director or an Emeritus Director by reason of his death or disability.

2.      Exercise of Option.

        The Option may be exercised in whole or in part at any time prior to its termination, provided that the Option may not be exercised prior to six (6) months following the date hereof unless the Optionee ceases to be a Director or Emeritus Director by reason of his death or disability (the "Exercise Period").

        The Option shall be exercised by written notice directed to the Secretary of the Company at P.O. Box 2147, Marietta, Georgia 30061. Such written notice shall be accompanied by payment in full in cash or by check of the Option Price for the number of Shares specified in such written notice.


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3.      Option Price

        The  price  per  share at which  Shares  may be  purchased  pursuant  to
exercise  of the Option (the  "Option  Price")  shall be          (which  amount
has been determined by the Board to be the fair market value per share of the Common Stock on the date that this Option is granted).

4.      Nontransferability.

        The Option is not transferable except by will or by the laws of descent and distribution.

5.      Limitation of Rights.

        The Grantee or the personal representative of the Grantee shall have no rights as a stockholder with respect to the Shares covered by the Option until the Grantee or the personal representative of the Grantee shall become the holder of record of such Shares.

6.      Stock Reserve.

        The Company shall at all times during the Exercise Period under this Option Agreement reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement and shall pay all original issue taxes (if any) on the exercise of the Option and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.      Restrictions on Transfer and Pledge.

        Except as provided in Section 4 hereof, the Option and all rights and privileges granted hereunder shall not be transferred, assigned pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, except as provided herein, or upon the levy or any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

8.      Restrictions on Issuance of Shares.

        If at any time the Board shall determine, in its discretion, that listing, registration or qualification of the Shares covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.


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 9.     Plan Controls.

        In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

10.     Successors.

        This Agreement shall be binding upon any successor of the Company in accordance with the terms of this Option Agreement and the Plan.

        IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Option Agreement to be executed and the Grantee has executed this Option Agreement, all as of the day and year first above written.


        FIRST                                    STERLING BANKS, INC.

        [SEAL]

Attest:
                                                 By:
                                                    --------------------------
                                                       Edward C. Milligan
By:                                                    President
   ------------------------------------
      Secretary

                                                   GRANTEE:



                                                   ---------------------------


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